                                                                    Exhibit 99.1
                                                                    ------------

                 Medarex Announces Establishment of Trading Plan
                    by President and Chief Executive Officer

Princeton, N.J.; May 3, 2002 - Medarex, Inc. (Nasdaq: MEDX) announced today that Donald L. Drakeman, Ph.D., President and Chief Executive Officer of Medarex, has established a trading plan under Rule 10b5-1(c) of the Securities Exchange Act of 1934. The trading plan was established in March 2002 to allow for the sale of a portion of the shares to be received by Dr. Drakeman under Medarex's Executive Deferred Compensation Plan established in 1999. Under the Company's Executive Deferred Compensation Plan, Dr. Drakeman received 782,134 phantom stock units in exchange for certain fully vested and "in the money" stock options that were scheduled to expire in 1999. Commencing in May 2002, these phantom stock units are scheduled to be settled in shares of the Company's common stock in 12 equal quarterly installments. The proceeds from the sale of a portion of the shares under the trading plan are intended to cover Dr. Drakeman's anticipated income tax liability associated with the distribution of the shares. The sales dates, and number of shares to be sold at market prices were predetermined at the time the trading plan was established and cannot be altered by Dr. Drakeman.

The trading plan calls for 48,883 shares to be sold in the open market during each of the following predetermined months: May 2002; August 2002; November 2002; February 2003; and May 2003 at a price equal to the market price of the Company's common stock on the respective dates of sale. The trading plan terminates on May 15, 2003, at which time a new trading plan may be established with respect to the remaining shares to be distributed to Dr. Drakeman under the Company's Executive Deferred Compensation Plan.

Medarex is a biopharmaceutical company focused on the discovery and development of therapeutics to treat life-threatening and debilitating diseases. Medarex's UltiMAb Human Antibody Development SystemSM is a unique combination of human antibody technologies that the Company believes enables the rapid creation and development of fully human antibodies to a wide range of potential disease targets for therapeutic antibody products, including products for the treatment of cancer, inflammation, autoimmune and infectious diseases. Medarex's product pipeline is based on a variety of therapeutic antibody products developed through the use of its UltiMAb technology. Medarex creates and develops fully human antibodies for itself and others, offering a full range of antibody related capabilities, including pre-clinical and clinical development supported by cGMP manufacturing services. For more information about Medarex, visit its website at www.medarex.com.

Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words "potential"; "believes"; "anticipates"; "intends"; "plans"; "expects"; "estimates"; or similar statements are forward-looking statements. Medarex disclaims, however, any intent or obligation to update these forward-looking statements. Risks and uncertainties include risks associated with product discovery and development as well as risks detailed from time to time in Medarex's public disclosure filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and subsequent Quarterly Reports on Form 10-Q. There can be no assurance that such development efforts will succeed, that such products will receive required regulatory clearance or that, even if such regulatory clearance were received, such products would ultimately achieve commercial success. Copies of Medarex's public disclosure filings are available from its investor relations department.

Medarex(R), the Medarex logo, UltiMAbTM and UltiMAb Human Antibody Development SystemSM are trademarks and service marks of Medarex, Inc. All rights are reserved.

                                       ###